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                                                                    Exhibit 4.16

                                Deed of Vesting
                                ---------------

THIS DEED is made the 2nd day of January Two Thousand and Two BETWEEN the Government of the Hong Kong Special Administrative Region (hereinafter referred to as "the Government") of the one part and the Kowloon-Canton Railway Corporation (hereinafter referred to as "the Corporation") of the other part

WHEREAS the Director of Lands is duly authorised to enter into these presents in the name of the Government.

Pursuant to Section 7A of the Kowloon-Canton Railway Corporation Ordinance (Cap. 372) (hereinafter referred to as "the Ordinance") and in consideration of the Corporation entering into this Deed and payment of the annual rent hereinafter reserved, the Government agrees and the Corporation covenants with the Government the following:-

1. Subject to the provisions contained in this Deed, there shall be vested absolutely in the Corporation the following situate at Lo Wu Terminal as shown on Plan No. RDM0224c (hereinafter referred to as "the Plan"):-

     (A) the land coloured pink and pink hatched black (hereinafter referred to as "the said land"), but excluding the border fence erected or to be erected between points NOPQ and TUVWXYZ (hereinafter referred to as the "the Border Fence") and that portion of Footbridge 'B' shown pink hatched black edged blue which shall remain in Government's ownership and possession; and

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     (B) the portions of Footbridge 'A' and the Railway Bridge both coloured yellow hatched black (hereinafter referred to as "the Bridges") together with the right to construct, inspect, maintain, repair, support and use the Bridges.

2.   There shall be reserved the following:-

     a. to the Government an annual rent of an amount equal to 3% of the rateable value from time to time of the said land, which shall be payable from the date of this Deed until 30 June 2047, and shall be governed by the provisions of the Government Rent (Assessment and Collection) Ordinance, any regulation made thereunder and any amending legislation and also subject to a minimum rent of $1 per annum (if demanded);

     b. to the Government, its contractors, servants and agents and those authorized by it a right to construct, re-construct, improve, widen, inspect, maintain, repair, support and use Footbridge 'B';

     c. to the Government, the right to use and to permit the public to use the portion of Footbridge 'A' shown yellow hatched black on the Plan;

     d. to the Corporation, the right to have, inspect, maintain, operate, remove, repair, replace and use the three existing borewells and the connecting pipelines (hereinafter collectively referred to as "the Borewells") in, under and within the Government land shown stippled red on the Plan provided that the Corporation shall remove or relocate the Borewells or any part or parts thereof upon demand by the Director of Lands; and

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         e.  to the Corporation, its contractors, servants and agents and those authorized by it a right of entry upon Government land in respect of the exercise of the rights conferred under clause 1(B).

     3. The land shown coloured pink on the Plan shall be vested absolutely in the Corporation from the date of this Deed for a term of years ending on 30 June 2047.

     4. The land shown coloured pink hatched black on the Plan, the land under Footbridge 'B' and shown coloured pink hatched black edged blue on the Plan, and the Bridges, shall be vested absolutely in the Corporation from a date to be specified by the Director of Lands in writing for a term of years ending on 30 June 2047.

     5. In respect of the Government land adjacent to the said land, there shall be vested in the Corporation such rights as are appurtenant to the said land, being rights to continue to use such Government land for a purpose (being a railway purpose) for which the land was used immediately prior to the date of this Deed and, without derogation from the generality of the foregoing, such rights shall include:-

         a. the right to discharge storm water upon such Government land in the places and manner in which such water was discharged, or capable of being discharge, as such date;

         b. such rights of way over such Government land as may have been so used;

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     c.   where any power under any repealed Ordinance relating to the railway was exercised for the benefit of the railway over any such Government land, the right to continue to use the Government land for the purposes for which the power was exercised.

6.   There shall be reserved to the Government liberty:-

     a. to construct vehicular and other ways on the said land over or under the railway, and over or under the portion of Footbridge 'A' shown yellow hatched black on the Plan, and intersecting at right angles or diagonally the railway and the portion of Footbridge 'A', and to use, and permit the public to use, such vehicular or other ways for any purpose whatsoever;

     b. to lay mains, pipes, wires, cables and drains within or upon the said land and on the underside or supports of the Bridges, and to keep upon the said land and the Bridges any such mains, pipes, wires, cables and drains which existed upon the said land and the Bridges immediately prior to the date of this Deed and were used wholly or mainly for purposes other than railway purposes;

     c.   to cleanse, repair and maintain any works constructed under sub-clause
          (a) and sub-clause (b) and for its servants or agents to enter upon the said land and the Bridges for such purposes and for the inspection of such works or for the exercise of the rights conferred by this sub-clause;

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     d.   to exercise on the said land and the Bridges such rights appurtenant to the beneficial enjoyment by the Government or its successors of land and bridges retained by the Government, being rights to continue to use land and bridges for a purpose for which the land and the bridges were used immediately prior to the date of this Deed, and without derogation from the generality of the foregoing, such rights shall include:-

          i. the right to discharge storm water upon the said land in the places in which such water was discharged, or capable of being discharged, at such date, and

          ii.  such rights of way as may have been so used.

7. In the exercise of the rights conferred upon it by clause 6, the Government shall:-

          a. not, without the consent of the Corporation (which consent shall not unreasonably be withheld), do anything which might adversely affect the operation or safety of the railway and in the event of any injurious affection make reasonable compensation therefor;

          b. do as little damage as possible and make reasonable compensation for all damage done;

          c. reimburse the Corporation for any expenses incurred by it in undertaking works to facilitate, or enable the Government to exercise, such rights.

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8.   The Corporation shall not interfere with, or do anything which may injuriously affect, any works kept or constructed by the Government in accordance with the rights reserved under clause 6, with any road or way constructed for the use of the public without the consent in writing of the Director of Lands, which consent shall not unreasonably be withheld, provided that such consent shall not be withheld should the Corporation desire to affix cables, pipes and signalling equipment for the operation of the railway to the underside or supports or any bridge or to any retaining wall, but the Director of Lands may, in granting his consent, impose reasonable conditions for safeguarding the structure of the bridge or wall, or the users thereof.

9. The Corporation may use and permit the use of the said land, the Bridges and the Borewells for railway purposes and for purposes ancillary thereto, excluding staff housing and including, within station premises only, the provision of services or articles for the use or enjoyment of passengers on the railway, and may not use the said land, the Bridges or the Borewells, or any portion thereof, for any other purpose without the consent in writing of the Director of Lands who may, in granting such consent, impose such conditions as he thinks fit including the payment by the Corporation of a reasonable premium to the Government as consideration for the grant of such consent.

10. The Corporation shall not assign, underlet, part with possession or otherwise dispose of the said land, the Bridges or the Borewells, or any part thereof or any interest therein, or enter into any agreement so to do, for a period in excess of 3 years without the consent in writing

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     of the Director of Lands.

11. The Corporation shall keep the railway, Footbridge 'A', the Borewells and other works and erections made or erected on the said land, save and except Footbridge 'B' and its supporting structure and the Border Fence, in good and substantial repair.

12. The Government may at any time enter upon any cutting, embankment or retaining wall on the said land which, by reason of its condition, injuriously affects or is likely to affect any Government land or bridge and execute such work thereon as may be reasonably necessary to prevent such injurious affection. The reasonable costs so incurred shall be a debt owing by the Corporation to the Government.

13. The Corporation shall maintain in good and substantial repair fences, save and except the Border Fence, erected or to be erected on the said land and the Bridges to prevent access to the railway by members of the public or livestock and, in places where such fences are required for the protection of the public or livestock and were not in existence immediately prior to the date of this Deed, shall construct fences adequate for such purpose and so maintain them.

14. The Corporation shall be liable to pay a reasonable portion of all expenses incurred by the Government, and the Government a reasonable portion of all expenses incurred by the Corporation, in repairing and rebuilding and cleansing all party walls, fences (save

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     and except the Border Fence), sewers, drains, roads, pavements and other things, the use of which is common to the said land and to any adjoining land held by the Government. In the absence of agreement on the sum the Government or the Corporation shall pay, this shall be determined in accordance with the Arbitration Ordinance (Cap. 341) by reference to 2 arbitrators, one to be appointed by each party.

15. The Government shall have the right to such facilities as it may reasonably require for police, immigration or customs purposes on railway premises, provided that nothing in this clause shall require the Corporation to carry out any building or other works otherwise than at the expense of the Government.

16. Any reference to the Government or the Corporation shall where the reference relates to any right to go onto any land or do anything thereon be deemed to refer also to their servants, agents or those authorized by them.

17. In this Deed, the expression "railway premises" shall have the meaning assigned to it by the Kowloon-Canton Railway Corporation Ordinance Cap. 372, references to "the railway" shall be construed as referring to the Kowloon-Canton Railway and references to "railway purposes" shall be construed accordingly.

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                                             Witness


/s/ R. D. Pope                               /s/ Helen Poon
---------------------------                  -----------------------------
R. D. Pope                                   Helen Poon
Director of Lands                            Secretary to Director
                                             Lands Department


The Seal of the Kowloon-Canton Railway Corporation is hereunto affixed by authority of the Managing Board; and signed by

                                                                          [SEAL]

/s/ K. Y. Yeung                              /s/ D. A. Fleming
---------------------------                  -----------------------------
Authorized Signature                         Authorized Signature
K. Y. Yeung                                  D. A. Fleming
Chairman & Chief Executive                   Company Secretary


In the presence of


/s/ Flora Chan                               /s/ Esther Lo
---------------------------                  -----------------------------
Witness                                      Witness
Flora Chan                                   Esther Lo

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